LEASE AND ACCESS AGREEMENT

THIS LEASE AND ACCESS AGREEMENT (this "***Lease***"), is made and entered into as of the Effective Date of the LFGPA (as defined below), by and between POLK COUNTY ("***COUNTY***"), a political subdivision of the State of Florida, with its principal offices located at 330 West Church Street, Bartow, Florida 33830 and POLK COUNTY RNG LLC ("***POLK COUNTY RNG***"), a Delaware limited liability company, with its principal offices located at One North Lexington Avenue, Suite 1450, White Plains, NY 10601. COUNTY and POLK COUNTY RNG are hereinafter sometimes referred to individually as a "***Party***" and jointly as the "***Parties***".

WHEREAS, COUNTY owns and operates the POLK COUNTY NORTH CENTRAL LANDFILL located at 7425 DeCastro Road, Winter Haven, Florida (the "***Landfill***");

WHEREAS, POLK COUNTY RNG wishes to purchase from COUNTY Landfill Gas ("***LFG***") extracted from the Landfill, and COUNTY is willing to sell to POLK COUNTY RNG the LFG extracted from the Landfill, upon the terms and conditions set forth in that certain Piggyback Agreement for Landfill Gas Purchases, dated May 2, 2023, by and between COUNTY and POLK COUNTY RNG (the "***LFGPA***");

WHEREAS, in order for POLK COUNTY RNG to purchase from COUNTY the LFG collected by COUNTY's gas collection and control system, and convert same into Renewable Natural Gas ("***RNG***"), it will be necessary for POLK COUNTY RNG to design, construct and install a facility (the "***RNG Facility***") for the purification, compression, and transportation of such LFG to include a building, equipment and related appurtenances (referred to herein as the "***Plant***") on land to be leased from the COUNTY pursuant to this Lease; and

WHEREAS, COUNTY desires to lease to POLK COUNTY RNG the Leased Premises (as defined below) which may be used by POLK COUNTY RNG solely for those purposes consistent with the LFGPA and this Lease;

NOW, THEREFORE, that for and in consideration of the terms and covenants hereinafter contained, COUNTY and POLK COUNTY RNG agree as follows:

Capitalized terms not defined herein shall have the meaning set forth in the LFGPA.

1. LEASED PREMISES.

1.1 Purpose. Without diminishing the uses allowed pursuant to Section 4.2 of this Lease, the purpose of this Lease is to provide POLK COUNTY RNG the Leased Premises in order for POLK COUNTY RNG to perform its obligations and exercise its rights under the LFGPA for the production and delivery of RNG, including any and all associated environmental attributes, to one or more third parties and for the development, engineering, construction, operation, maintenance, and removal of the Plant, and for interconnections with utilities necessary for this purpose, and for the sale, transfer or disposal of RNG; provided all such activities shall be in compliance with the terms herein and the terms and conditions of the LFGPA (the "***Permitted Use***"). POLK COUNTY RNG's use of the Leased Premises shall not interfere with the COUNTY's use of its adjoining real property or its Landfill operations. For the avoidance of doubt, POLK COUNTY RNG's reasonable operation of the RNG Facility in accordance with the LFGPA does not constitute interference with the COUNTY's use of its adjoining real property or its Landfill operations.

1.2 Leased Premises. In consideration for its receipt of the Rent payable in accordance with Section 3, below, and for other good and valuable consideration, the COUNTY hereby leases the real property

more particularly described in the metes and bounds survey and legal description at Exhibits A and A-1 and attached hereto, and by this reference made a part hereof (the "***Leased Premises***"), unto POLK COUNTY RNG solely for the Permitted Use upon the terms, covenants and conditions set forth in this Lease and those stated in the LFGPA, but reserving to itself, its employees, agents, and contractors the right from time to time to utilize that portion of the Leased Premises designated on the attached Exhibit A for access to the adjoining COUNTY Landfill Gas Collection System blower and Flare station and for the temporary parking and staging of vehicles and equipment required to service, maintain, repair, and replace the blower and Flare and any component or portion thereof, and POLK COUNTY RNG leases from COUNTY the Leased Premises in accordance therewith. The Leased Premises is leased to POLK COUNTY RNG in "*as-is, where-is*" condition, and POLK COUNTY RNG accepts the Leased Premises in its current condition.

1.3 Access. In addition, COUNTY hereby grants to POLK COUNTY RNG, for the use of POLK COUNTY RNG and POLK COUNTY RNG's agents, contractors, employees, invitees and business visitors, reasonable non-exclusive rights of access to the Leased Premises across those Landfill roads, streets, and rights-of-way the COUNTY will designate to POLK COUNTY RNG from time-to-time consistent with its Landfill operations, as reasonably necessary for conducting the Permitted Use at the Leased Premises and to obtain access to the Leased Premises for such purposes. POLK COUNTY RNG shall comply with COUNTY's reasonable rules and requirements applicable to all persons that enter the Landfill as may be noticed in writing from time to time, and POLK COUNTY RNG shall cause its officers, directors, employees, agents, contractors, and invitees to comply with such rules and requirements when crossing COUNTY's property for ingress to or egress to and from the Leased Premises or when on COUNTY's property for other purposes related to the transactions contemplated in this Lease.

2. TERM.

2.1 Commencement. The term of this Lease (the "***Term***") shall commence on the Effective Date of the LFGPA (as such date is defined therein), and shall end upon the expiration or earlier termination of the LFGPA, and this Lease shall be automatically renewed or extended to the same extent that the LFGPA is renewed or extended. The term "***Lease Year***" as used in this Lease shall mean the 12-month period commencing on the first day of the month following the Effective Date. The Leased Premises shall be delivered free and clear of all liens and encumbrances that would materially interfere with POLK COUNTY RNG's Permitted Use of the Leased Premises.

2.2 Site Development Period. Immediately following the Effective Date, POLK COUNTY RNG, or POLK COUNTY RNG's designated agents, shall have reasonable access rights pursuant to Section 1.3, above, under and subject to the terms and conditions of this Lease, to enter upon the Leased Premises to perform its LFGPA Section 4 obligations to permit and construct the RNG Facility (as shown in Exhibit B and Exhibit B-1 hereto) including to survey, test, and assess the Leased Premises for constructing the Plant and its related facilities in accordance with all LFGPA terms, conditions, and requirements. When performing such work POLK COUNTY RNG shall minimize its impact on the Landfill and the operations of COUNTY as provided in Section 4.9 of the LFGPA. POLK COUNTY RNG shall not conduct any invasive testing without the prior consent of COUNTY, which such consent shall not be unreasonably conditioned or withheld. Subject to any applicable provisions of the LFGPA, POLK COUNTY RNG at any time may modify or retrofit the Plant to improve performance or to comply with Applicable Laws, without the prior consent of COUNTY, provided such actions do not impact the COUNTY, and POLK COUNTY RNG provides COUNTY with a reasonable amount of prior written notice, which shall be no less than ten (10) business days before commencing any such work. After construction of the RNG Facility, then, other than as permitted above or as permitted by the terms of the LFGPA, any other structural or external alterations or additions to the RNG Facility shall require the prior written approval of the COUNTY, which approval shall not be

unreasonably withheld or delayed. Any POLK COUNTY RNG additions or modifications to the RNG Facility shall comply with all Applicable Laws. Information to be provided to the COUNTY in connection with the design, construction and operation of the RNG Facility shall include, without limitation, a Leased Premises plan showing the Plant and the entire RNG Facility layout, the location and nature of perimeter fencing, signage, and landscaping around the RNG Facility, the location of any switch gear, the location of the gas pipeline from the Delivery Point to POLK COUNTY RNG's Plant, and the location of any interconnection and/or transmission equipment, and such other information as may be reasonably requested by COUNTY that relates to the development, construction and operation of POLK COUNTY RNG's Facilities at the Leased Premises. POLK COUNTY RNG shall be solely responsible to ensure that POLK COUNTY RNG's Plant and activities at the Leased Premises do not present any undue risk of an explosion or other hazard at the Leased Premises or surrounding property, and complies with all Applicable Laws relating to the Leased Premises, the RNG Facility, and POLK COUNTY RNG's operations including without limitation all Environmental Laws and applicable Permits. The COUNTY's interest in the Leased Premises shall not be subject to liens for the improvements POLK COUNTY RNG makes to the Leased Premises, and POLK COUNTY RNG shall notify its contractor(s) and others providing work or materials for such improvements of this Lease provision.

2.3 Holdover. Any holding over by POLK COUNTY RNG after expiration or termination shall not be considered as a renewal or extension of this Lease. The occupancy of the Leased Premises after the expiration or termination of this Lease (subject to Section 15) constitutes a month-to-month tenancy, and all other terms and conditions of this Lease shall continue in full force and effect; provided, however, that (a) no additional rent shall be due during the period of time that POLK COUNTY RNG is to remove its personal property and trade fixtures as set forth in Section 15 herein; and (b) COUNTY may not terminate POLK COUNTY RNG's rights to access and use the Leased Premises for that purpose during such removal period.

2.4 Memorandum of Lease. The Parties shall execute a Memorandum of Lease, in the form of Exhibit E, which POLK COUNTY RNG shall record in the real property records of the county where the Landfill is located before recording a Notice of Commencement for the improvements it will make to the Leased Premises. Upon the expiration or earlier termination of this Lease, the COUNTY may execute and record a notice among the same public records to evidence the same.

2.5 Termination and Surrender of POLK COUNTY RNG'S Interest. Subject to Section 15, at the expiration or earlier termination of this Lease, POLK COUNTY RNG shall surrender the Leased Premises to COUNTY free and clear of all liens and encumbrances incurred by POLK COUNTY RNG, if any, and in a safe condition, free of debris, and subject to all rights of POLK COUNTY RNG to remove its property as provided in Section 4.6(a)(1) of the LFGPA and Section 15 of this Agreement.

3. RENT. In consideration for its lease of the Leased Premises during the Initial Term, POLK COUNTY RNG shall pay the COUNTY One Dollar ($1.00) per annum - with rent for the Initial Term to be pre-paid in full in an aggregate amount of Nineteen Dollars ($19.00), together with all amounts POLK COUNTY RNG must pay under the LFGPA, and also makes the mutual covenants and promises contained in this Lease.

4. PEACEFUL POSSESSION AND USE OF THE LEASED PREMISES.

4.1 Warranty of Title and Quiet Enjoyment.

4.1.1 COUNTY warrants to POLK COUNTY RNG that the COUNTY owns the Leased Premises, and has all right and authority to make and perform its obligations pursuant to this Lease. The COUNTY covenants that so long as POLK COUNTY RNG complies with its obligations under this Lease and the LFGPA, then during the Lease Term POLK COUNTY RNG shall peaceably and exclusively hold,

occupy, and enjoy the Leased Premises free from any disturbance caused by Parties claiming an interest by, through, or under COUNTY. Notwithstanding the foregoing, POLK COUNTY RNG acknowledges and agrees that COUNTY or an Affiliate of COUNTY, and any other governmental entity with jurisdiction over the Leased Premises or the Permitted Use may enter the Leased Premises as provided in this Lease and the LFGPA, and the COUNTY may also take or require certain actions to be taken in connection with the use of the Landfill consistent with its priority of Landfill operations as described in the LFGPA.

4.1.2 POLK COUNTY RNG hereby warrants to the COUNTY that the Leased Premises will be used for the sole and exclusive purpose of the Permitted Use, and that no business will be conducted or permitted by POLK COUNTY RNG on the Leased Premises that will violate any Applicable Laws now, or hereafter in force.

4.2 Use of Leased Premises. The Leased Premises are leased to POLK COUNTY RNG solely and exclusively for the Permitted Use in accordance with the terms of this Lease and under the express terms and conditions provided by the LFGPA. Any processing of RNG and any other activity on the Leased Premises shall be done in compliance with all Applicable Laws. POLK COUNTY RNG shall ensure its operations on the Leased Premises do not unreasonably interfere with COUNTY's current and/or future Landfill operations and development as reasonably anticipated. POLK COUNTY RNG may place signs as may be reasonably appropriate upon the Leased Premises, with the prior review and approval of COUNTY (which approval shall not be unreasonably withheld or delayed) as to its location, in order to adequately and fully identify and give notice that such Leased Premises are under the control of POLK COUNTY RNG.

4.3 COUNTY Access. In addition to the rights reserved to the COUNTY in Section 1.2, above, COUNTY and its employees and agents shall also have the right, upon providing prior reasonable notice and during normal business hours, to access the Leased Premises and to review and inspect POLK COUNTY RNG's Plant and RNG Facility operations on the Leased Premises from time to time during the term of this Lease. Such review and approval shall create no warranties to COUNTY and shall be limited to the extent necessary to satisfy COUNTY that, in COUNTY's reasonable business judgment, POLK COUNTY RNG's Plant and operations on the Leased Premises (a) comply with Applicable Law and the terms and conditions of this Lease and the LFGPA, and (b) do not affect or interfere with COUNTY, the Landfill or COUNTY's operations at the Landfill in a manner inconsistent with the provisions of the LFGPA or this Lease, and (c) are limited to the Permitted Use. COUNTY shall comply with POLK COUNTY RNG'S reasonable rules and requirements applicable to all persons that enter the Leased Premises or the Plant as may be noticed to COUNTY in writing from time to time, and shall cause its officers, directors, employees, agents, contractors, and invitees to comply with such rules and requirements when on the Leased Premises.

5. **UTILITIES.** POLK COUNTY RNG shall at its cost and expense order, obtain, and pay for all natural gas, electricity, sewer, water, communication, and other necessary utilities and services, and for installation charges in connection with the development and operation of the Leased Premises, and shall also pay for all electrical and other utility interconnect charges that it may incur with the development and operation of the Leased Premises and the RNG Facility thereon. If necessary, the COUNTY shall grant POLK COUNTY RNG (or the applicable utility provider, as the case may be) reasonable easements for such utilities, provided that POLK COUNTY RNG's Plant design is developed under and in accordance with the LFGPA and reasonably requires grants of such right(s) of way, and provided further that such designed utility locations do not interfere with COUNTY's current and/or future Landfill operations and developments (including any expansions of the Landfill). If POLK COUNTY RNG defaults in payment of any utility payments, COUNTY may (but shall not be required to) pay the same and in addition to

COUNTY's other rights, powers and remedies under this Lease, it may recover the cost thereof from POLK COUNTY RNG, plus interest at the rate of one and one-half percent (1.5%) above the fluctuating prime rate of interest announced publicly by Wells Fargo Bank, N.A., or its successor entity, from time to time as its reference rate, until POLK COUNTY RNG has reimbursed COUNTY in full.

6. **CONDITION OF PREMISES**. POLK COUNTY RNG shall, at all times during the Term of this Lease, at its own cost and expense, perform all day-to-day maintenance and repair so as to keep the Leased Premises in an orderly, clean, well-maintained condition, and shall keep and maintain the RNG Facility in good working order, repair, and condition, and as may otherwise be required by all Facility Permits and Applicable Law.

7. **TAXES**. POLK COUNTY RNG shall timely pay the aggregated amount of all real estate taxes, personal property taxes, recordation taxes, rollback taxes, payments in lieu of taxes, ad valorem taxes, and any penalties, charges, or levies assessed in connection therewith, possessory interest taxes, assessments (whether general or special), taxes based on the sales of Landfill Gas, taxes on rent (including any gross receipts tax, license fee, or excise tax) and any other federal, state, or local governmental charge, whether general, special, ordinary or extraordinary, and any other tax or charge POLK COUNTY RNG incurs in connection with the Leased Premises and any personal property and improvements thereon to include without limitation the Plant and RNG Facility, and its use or occupancy thereof, and the execution or recordation of this Lease (or Memorandum thereof). If the Leased Premises is part of a larger tax parcel and not separately assessed, the real estate taxes with respect to the Leased Premises shall be prorated and paid by POLK COUNTY RNG based on the assessed value of the Leased Premises relative to the assessed value of all other real property that is assessed within the tax parcel, and any taxes attributable to the Plant or any other part of the RNG Facility will be allocated to the Leased Premises. POLK COUNTY RNG, at its sole cost and expense, shall have the right at any time to contest any taxes or assessments that may be imposed on the Plant or any other part of the RNG Facility, the Leased Premises, or the rights of POLK COUNTY RNG under this Lease in the manner provided by law provided that all taxes are timely paid prior to filing such appeal. Notwithstanding the foregoing, in the event the Leased Premises and/or Plant and/or any other part of the RNG Facility is taxed as part of a larger parcel where COUNTY owns any of the property, COUNTY shall have the right to select counsel and control the appeal, and POLK COUNTY RNG agrees to promptly reimburse COUNTY for the reasonable costs incurred in connection with any such appeal that are directly related to the Leased Premises and/or the Plant or any part of the RNG Facility. COUNTY agrees to promptly provide POLK COUNTY RNG with notice of any real property tax assessment affecting POLK COUNTY RNG's rights hereunder but in no event later than thirty (30) days after its receipt of any such bill (provided, the failure to provide such bill shall not be grounds for non-payment by POLK COUNTY RNG), including POLK COUNTY RNG's Permitted Use, the Leased Premises or the Plant and/or any other part of the RNG Facility, and agrees to allow POLK COUNTY RNG to participate in any review process as necessary to effect POLK COUNTY RNG's rights of defense under this Section 7. In the event the Leased Premises, and/or the Plant or any other part of the RNG Facility are part of a larger tax parcel and not separately assessed, and either Party has successfully contested the taxes or assessments imposed on such parcel, which includes the Plant and/or other part of the RNG Facility and/or Landfill, and has received a refund thereon, the Party receiving the refund shall promptly remit a prorated portion of any such refund to the other Party. Such prorations shall be in accordance with the formula set forth above in this Section 7. In addition to the foregoing, POLK COUNTY RNG shall also timely pay and remit all state, county, local and other sales and use taxes, gross receipts tax, and income tax arising from this Lease, its activities on the Leased Premises, or any payments it makes pursuant to the Lease.

8. **DESTRUCTION OF IMPROVEMENTS**. Should POLK COUNTY RNG's Plant and/or other improvements it constructs upon the Leased Premises in accordance with the Lease be totally destroyed by a casualty event, or damaged by a casualty event to such extent that the Plant is made unfit for the conduct

of POLK COUNTY RNG's Permitted Use, then POLK COUNTY RNG shall have in its sole and absolute discretion, the right, by giving notice to COUNTY within ninety (90) days thereafter, to either (i) rebuild or repair (as applicable) the Plant and/or other improvements constructed upon the Leased Premises which are necessary for its Permitted Use, or (ii) terminate this Lease by delivering notice to COUNTY, with the termination date being no later than thirty (30) days following delivery of the notice. If POLK COUNTY RNG elects to rebuild or repair the improvements, then it shall commence the restoration by the later of thirty (30) days from its receipt of (a) applicable insurance proceeds with respect to the casualty, if any, and (b) all Permits required to restore the improvements, and shall thereafter proceed with due diligence to complete such restoration. Unless such restoration commences within two hundred seventy (270) days after the relevant event and thereafter is diligently pursued to its conclusion, then the COUNTY may terminate this Lease by delivering notice to POLK COUNTY RNG, with the termination date being no later than thirty (30) days following delivery of the notice. Except for obligations which survive termination of the Lease, after any termination pursuant to this Section 8, the Parties will have no further obligations under the Lease although the duties of the Parties under Section 15 and Section 4.6(a)(i) of the LFGPA hereof shall remain in effect.

9. **CONDEMNATION AND DAMAGES**. Should title or possession of the whole of the Leased Premises, any associated easements or POLK COUNTY RNG's Plant be taken by a duly constituted authority in condemnation proceedings, or should a partial taking render the remaining portion of the Leased Premises, or the easements or POLK COUNTY RNG's Plant unfit for its intended use, then POLK COUNTY RNG may at its election, terminate this Lease by notice to COUNTY given within sixty (60) days from the date of such taking. All damages and awards for condemnation of interests in the Leased Premises and the easement areas shall be paid to COUNTY, and POLK COUNTY RNG shall have no claim thereto; provided, however, that all damages for condemnation of all or part of POLK COUNTY RNG's Plant shall be allocated first to the retirement of any financing secured by POLK COUNTY RNG's Plant or its revenues (including any third party revenues), and thereafter to POLK COUNTY RNG. POLK COUNTY RNG shall be entitled to bring a separate claim against the condemning entity for reasonable removal and relocation costs of any removable property that POLK COUNTY RNG has the right to remove.

10. **INDEMNITY**. The provisions of Indemnification set forth in the LFGPA between the Parties apply to this Lease as if such terms were separately set forth herein; provided as used in this Section 10, the term "***Agreement***" shall mean this Lease (rather than the LFGPA). Notwithstanding anything to the contrary contained herein or the LFGPA, COUNTY shall not be liable to POLK COUNTY RNG or to POLK COUNTY RNG's employees, agents or visitors for injury to persons, or other damages occurring within the Leased Premises or Landfill, and POLK COUNTY RNG shall indemnify and defend COUNTY and COUNTY agents, employees and contractors from all loss, expense, claims or actions, fines, penalties, violations of law, and reasonable attorney's fees arising out of any actions taken by POLK COUNTY RNG and/or its employees, agents, invitees, visitors and/or contractors, except to the extent such injuries were caused by the willful misconduct or gross negligent acts of COUNTY or its agents, employees and contractors. The provisions of this section shall survive the termination or expiration of this Lease with respect to any claims of liability occurring prior to such termination or expiration.

11. **LIMITATIONS OF LIABILITY**. The limitation of liability terms set forth in the LFGPA between the Parties apply to this Lease as if such terms were separately set forth herein.

12. **LIABILITY INSURANCE**. The provisions of Section 12.5 - Insurance set forth in the LFGPA between the Parties apply to this Lease as if such terms were separately set forth herein; provided as used in this Section 12, the term "***Agreement***" shall mean this Lease (rather than the LFGPA).

13. **ALTERATIONS**. POLK COUNTY RNG shall have the right to make alterations to the Leased Premises as necessary for POLK COUNTY RNG's Permitted Use and operations to be conducted upon the

Leased Premises upon its compliance with the process stated in Section 4 of the LFGPA and its obtaining the COUNTY's prior written consent, which is not to be unreasonably withheld, delayed or conditioned, provided that if such alterations unreasonably interfere with the COUNTY's current and/or future operations and developments (including any expansions of the Landfill) reasonably anticipated at the time the alterations are proposed, COUNTY shall have sole discretion as to whether to consent thereto. The COUNTY's consent to a proposed alteration as the lessor under this Lease is an act separate from the COUNTY's role as a Governmental Authority responsible for issuing any Permit or Facility Permit necessary for POLK COUNTY RNG to make the proposed Leased Premises alteration. If any such Permit is required, then POLK COUNTY RNG must apply for each required Permit with the COUNTY evaluating each application based upon the applicable criteria for the issuance of such permit and independent of any consent provided hereunder. POLK COUNTY RNG shall, if requested by COUNTY, at POLK COUNTY RNG's sole cost and expense, construct and maintain a fence that encloses the perimeter of the Leased Premises of a height, size, material, color, and type subject to the mutual agreement of the parties hereto.

14. ASSIGNMENT AND SUBLETTING.

14.1 Consent Required. POLK COUNTY RNG may only assign, in whole or in part, this Lease or sublet any portion of the Leased Premises covered hereby with an approved assignment of the LFGPA in accordance with its terms and conditions. Any such assignment or sublease shall in no event release POLK COUNTY RNG from liability hereunder.

14.2 Successors and Assigns. All covenants and provisions of this Lease by and for the benefit of the Parties shall bind and inure to the benefit of their respective successors and assigns as permitted by the provisions of this Lease.

14.3 Collateral Assignment. POLK COUNTY RNG may, without obtaining COUNTY's consent, collaterally assign, mortgage, encumber, grant a security interest or other lien in or upon, its rights under this Lease to a Financing Party (as such term is defined in the LFGPA). In the event of such an assignment being reasonably made or given, COUNTY shall, upon the reasonable written request of POLK COUNTY RNG, confirm to the Financing Party in form reasonably acceptable to COUNTY the rights of the Financing Party provided in this Lease.

15. REMOVAL OF PERSONAL PROPERTY AND TRADE FIXTURES. The provisions of Section 4.6(a)(i) and Section 4.6(a)(iii) set forth in the LFGPA between the Parties apply to this Lease as if such terms were separately set forth herein; provided as used in this Section 15, the term "***Agreement***" shall mean this Lease (rather than the LFGPA). Notwithstanding anything to the contrary herein and the LFGPA, any GCCS and interconnection pipes between the GCCS, and the COUNTY's Facilities (as defined in the LFGPA), within the Landfill area shall not be removed at the end of the Term.

16. HAZARDOUS MATERIAL.

16.1 Environmental Laws. The provisions set forth in the LFGPA between the Parties in respect of "***Environmental Laws***" (as defined in the LFGPA) apply to this Lease as if such terms were separately set forth herein; provided as used in this Section 16.1, the term "***Agreement***" shall mean this Lease (rather than the LFGPA).

16.2 AS-IS LEASE. THE LEASED PREMISES IS BEING LEASED IN AN "AS IS, WHERE IS" CONDITION AND "WITH ALL FAULTS" AS OF THE DATE OF THIS LEASE. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY COUNTY OR BY ANY MEMBER, OFFICER, PERSON, FIRM, AGENT

OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF COUNTY AS TO (I) THE CONDITION OR STATE OF REPAIR OF THE LEASED PREMISES; (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE LAND WITH ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY APPLICABLE ZONING, BUILDING OR DEVELOPMENT CODES); (III) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE LEASED PREMISES; (IV) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE LEASED PREMISES OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE LEASED PREMISES OR ANY PORTION THEREOF. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES REGARDING THE LEASED PREMISES ARE MERGED INTO THIS LEASE, THE EXHIBITS HERETO ANNEXED AND THE LFGPA, WHICH COLLECTIVELY ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT, AND THAT THIS LEASE HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR FULL INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS LEASE AND THE EXHIBITS ANNEXED HERETO OR THE LFGPA. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS LEASE OR THE LFGPA, POLK COUNTY RNG WAIVES AND RELEASES COUNTY FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE CONDITION, OPERATION OR ECONOMIC PERFORMANCE OF THE LEASED PREMISES, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR ALLEGED PRESENCE OF MATERIALS IN VIOLATION OF ENVIRONMENTAL LAWS IN, ON, UNDER OR ABOUT THE LEASED PREMISES INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS THE SAME MAY HAVE BEEN OR MAY BE AMENDED FROM TIME TO TIME, AND SIMILAR STATE STATUTES, AND ANY REGULATIONS PROMULGATED THEREUNDER; (II) ANY OTHER FEDERAL, STATE OR LOCAL LAW, ORDINANCE, RULE OR REGULATION, NOW OR HEREAFTER IN EFFECT, THAT DEALS WITH OR OTHERWISE IN ANY MANNER RELATES TO, ENVIRONMENTAL MATTERS OF ANY KIND; OR (III) THE COMMON LAW.

16.3 Emergency Conditions. In the case of an Emergency Condition, COUNTY may take any action as may be reasonably necessary to resolve or rectify any such Emergency Condition, in accordance with Good Engineering Practice and all Applicable Laws, without consulting with or obtaining input from POLK COUNTY RNG. For purposes of this Lease, "***Emergency Condition***" means a condition or situation at the Landfill that presents an imminent or current physical threat or danger to life or health or presents an imminent or current physical threat to property or the environment, including, but not limited to, any condition that has or is likely to result in a material breach of laws that are applicable to the Landfill, including, but not limited to, any Environmental Law. For purposes of this definition, "material breach" means a breach that COUNTY reasonably determines is likely to result in the suspension or revocation of any permit, license, or approval held by COUNTY, or could necessitate the taking of immediate remedial or corrective actions to avoid any such circumstances. If any such action is taken by COUNTY, then COUNTY shall use reasonable efforts to promptly notify POLK COUNTY RNG of the Emergency Condition and the actions to be taken to include actions which would contravene other Lease provisions if the Emergency Condition did not exist, followed by a written report which shall be received by POLK COUNTY RNG no later than ten (10) Business Days following the taking of such action in relation to the Emergency Condition and the actions taken.

16.4 Landfill Operations. COUNTY may curtail, suspend, or cease operation of the Landfill as an active waste disposal facility at any time, in its sole discretion. COUNTY may take any and all actions reasonably required by, and to the extent necessary to comply with, any Applicable Laws relating to the Landfill.

17. **FORCE MAJEURE.** The provisions regarding Force Majeure set forth in the LFGPA between the Parties apply to this Lease as if such terms were separately set forth herein; provided as used in this Section 17, the term "***Agreement***" shall mean this Lease (rather than the LFGPA).

18. EASEMENT AND RIGHT-OF-WAY.

18.1 Pipeline Easement. COUNTY agrees to grant to POLK COUNTY RNG pursuant to a mutually-agreed upon form of easement agreement, such non-exclusive rights-of-way, and easements, including temporary easements for the lay-down of equipment and materials during construction, over Landfill property owned by COUNTY, and that COUNTY and POLK COUNTY RNG determine are reasonably necessary for POLK COUNTY RNG to perform its obligations under the LFGPA; provided locations of such easements and rights-of-way are mutually agreed to and do not, in COUNTY's reasonable determination, interfere with COUNTY's current and/or future operations and developments (including any expansions of the Landfill). Without diminishing the general grant of rights in the immediately preceding sentence, when POLK COUNTY RNG completes at its cost and expense COUNTY approved legal descriptions and sketches for (i) the installed location of a pipeline (the "***Raw LFG Pipeline***") which will transport Landfill Gas to the RNG Facility , and (ii) the installed location of a pipeline (the "***Processed LFG Pipeline***") which will transport Renewable Natural Gas from the RNG Facility to an interstate pipeline, the location of each pipeline to be at mutually agreed locations within the respective general areas depicted on the attached Exhibit D "and with the respective interconnection points to be as depicted on the attached Exhibits C, C-1, C-2, and C-3 respectively, then the COUNTY will grant POLK COUNTY RNG a non-exclusive easement over applicable COUNTY owned real property for the purposes of locating, constructing, operating and using each pipeline, as well as any rights appurtenant thereto. Upon the COUNTY's acceptance of each pipeline's installed legal description and sketch by a written response to POLK COUNTY RNG, the Parties shall physically replace the general pipeline location documents originally attached as Exhibit D with the legal description and sketches depicting the actual locations of each pipeline without need for an amendment of the Lease. The term of the easement for the Raw LFG Pipeline as well as the term of the easement for the Processed LFG Pipeline shall each be concurrent with Term of this Lease. It is expressly understood and agreed by and between the Parties hereto that the easement and rights herein granted may be assigned by POLK COUNTY RNG to its permitted assignee(s) of the LFGPA and of the Lease.

18.2 Construction Easement. Any construction staging or other similar easements used by POLK COUNTY RNG shall be temporary, in the location(s) approved by COUNTY and for a specific time period granted by COUNTY, and at the end of the temporary use period, shall be repaired by POLK COUNTY RNG, and returned to the condition of such property prior to the granting of such temporary easement.

18.3 Utility Easements. Any easements granted to POLK COUNTY RNG or any utility providers in connection with this Lease or the LFGPA shall (i) be non-exclusive in nature, and (ii) automatically terminate one hundred and eighty (180) days following the termination or expiration of this Lease or the removal of POLK COUNTY RNG's Facilities pursuant to this Lease and the LFGPA, whichever is sooner. POLK COUNTY RNG shall have no other or further easements upon or under the Landfill except as set forth above. POLK COUNTY RNG is solely responsible for its work conducted on, and the repair and maintenance of facilities located on, any real property affected by the easements, and in conducting any work on the easements, POLK COUNTY RNG at its sole cost will provide erosion

protection, sediment control, and will return any disturbed land to substantially the same condition existing prior to such work.

19. DEFAULT AND REMEDIES.

19.1 Defaults and Remedies.

19.1.1 Default. For the purposes of determining whether a Party is in default under this Lease, the provisions of Sections 10.1(a), 10.1(d), 10.1(e), 10.1 (f), 10.1(g), and 10.1(h) of the LFGPA between the Parties shall apply to this Lease as if such terms were separately set forth herein, and subject to all cure rights established in the LFGPA; provided as used in Sections 10.1(a), 10.1(d), 10.1(e), 10.1(f), 10.1(g), and 10.1(h) of the LFGPA, the term "***Agreement***" shall mean this Lease (rather than the LFGPA).

19.1.2 Remedies in Default. The provisions of Section 10.3 of the LFGPA between the Parties shall apply to this Lease as if such terms were separately set forth herein; provided as used in Section 10.3 of the LFGPA, the term "***Agreement***" shall mean this Lease (rather than the LFGPA). For the avoidance of doubt, the remedies available for an event of default under this Lease shall not be more extensive or duplicative of those remedies available to the LFGPA.

19.1.3 Termination in event LFGPA is Terminated. Notwithstanding anything otherwise provided in this Lease, upon the termination of the LFGPA, for any reason, this Lease shall automatically terminate and the provisions of Section 10.5 of the LFGPA shall apply to this Lease as if such terms were separately set forth herein.

19.2 Waiver. To the extent permitted by law, no delay or omission to exercise any right or remedy of a Party hereto shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be expedient. Either Party's acceptance of any performance due hereunder which does not comply strictly with the terms hereof shall not be deemed to be waiver of any right of such Party to strict performance by the other Party. Acceptance of past due amounts or partial payments shall not constitute a waiver of full and timely payment of any sums due hereunder. Any actual waiver shall be in writing and signed by the Party against whom it is to operate. For either Party to exercise any remedy hereunder, it shall not be necessary to give any notice other than as may be required in this Lease. If any covenant contained in this Lease should be breached by either Party and thereafter waived by the other Party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Lease.

20. NOTICES AND DEMAND. Any and all notices or demands which shall be required or permitted by law or pursuant to any of the provisions of this Lease shall be provided as set forth in the LFGPA, and such notice provisions are applicable to this Lease as if fully set forth herein.

21. GENERAL.

21.1 Successors and Assigns. The terms and conditions of this Lease shall be binding upon and shall be enforceable by COUNTY and POLK COUNTY RNG and their respective permitted successors and assigns.

21.2 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall, to the extent, be invalid or unenforceable, the remainder of this Lease or the

application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

21.3 Amendments. This Lease shall not be amended, altered or changed except by a written agreement signed by persons duly authorized by the respective officers of POLK COUNTY RNG and COUNTY.

21.4 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of Florida. It is expressly agreed that the state court in Polk County or if such court refuses jurisdiction, then the United States District Court for the Middle District of Florida, located in Hillsborough County, Florida, shall have exclusive, original jurisdiction and venue of all proceedings based on or arising out of this Lease for remedies not otherwise available under this Section 21.

21.5 Estoppel Certificates. The Parties hereto hereby agree that upon not less than ten (10) Business Days following receipt of prior written notice from the other Party hereto, to execute, acknowledge, and deliver to the other Party hereto, a statement in writing in such form as may reasonably be required by the other Party, its lender, or other party reasonably requested by the other Party, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either COUNTY or POLK COUNTY RNG except as specified in such statement; and (v) such other matters respecting this Lease or the Leased Premises as are reasonably requested.

21.6 Conflicts with LFGPA. In the event of any conflict between the provisions of this Lease and the provisions of the LFGPA, as it may be amended, the provisions of the LFGPA, as it may be amended, shall prevail.

21.7 Confidentiality. The confidentiality terms set forth in the LFGPA between the Parties to include without limitation provisions addressing the Florida Public Records Law, apply to this Lease as if such terms were separately set forth herein; provided as used in this Section, the term "***Agreement***" shall mean this Lease (rather than the LFGPA).

21.8 Entire Agreement. This Lease, along with the LFGPA between the Parties, (a) is intended by both Parties as the expression of their agreement with respect to the lease of the Leased Premises, both written and oral, (b) supersedes all previous agreements, and (c) are not intended to confer upon any person other than POLK COUNTY RNG and COUNTY any rights or remedies hereunder.

21.9 Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts together shall constitute one and the same instrument.

22. LIMITATION OF LIABILITY

THIS PARAGRAPH 22 SHALL APPLY FOR ANY AND ALL MANNERS OF LIABILITY INCLUDING LIABILITIES BASED IN CONTRACT, INDEMNITY, TORT, STATUTE, REGULATION, ENVIRONMENTAL OR ANY BASIS IN ANY LAW OR EQUITY.

NEITHER PARTY SHALL BE LIABLE FOR PUNITIVE OR EXEMPLARY DAMAGES. A PARTY MAY MAKE A CLAIM FOR CONSEQUENTIAL OR INCIDENTIAL DAMAGES IN ADDITION TO ACTUAL DAMAGES PROVIDED THAT IN NO EVENT SHALL ANY COMBINATION OF CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES EXCEED $5,000,000 IN THE AGGREGATE. THE FOREGOING LIMITATION SHALL NOT LIMIT ANY OBLIGATION OF EITHER PARTY WITH RESPECT TO CLAIMS BY THIRD PARTIES FOR BODILY INJURY, DEATH OR DAMAGE TO REAL OR PERSONAL PROPERTY.

THE COUNTY'S LIABILITY SHALL NOT EXCEED THE LIMITS OF LIABILITY STATED IN SECTION 768.28(5), FLORIDA STATUTES (OR ANY SUCCESSOR STATUTORY PROVISIONS), REGARDLESS OF WHETHER A CLAIM FOR DAMAGES OR OTHER RELIEF IS BASED IN TORT, CONTRACT, STATUTE, STRICT LIABILITY, NEGLIGENCE, PRODUCT LIABILITIY OR OTHER LEGAL THEORY.

THE AMOUNT OF DAMAGES RECOVERABLE FROM EITHER PARTY SHALL BE REDUCED: TO THE EXTENT THAT THE DAMAGED PARTY'S NEGLIGENCE AND WILLFUL MISCONDUCT CONTRIBUTED TO THE DAMAGES.

THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.

***[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]***

IN WITNESS WHEREOF, the Parties hereto have executed this Lease and Access Agreement as of the day and year first above written.

ATTEST:

STACY BUTTERFIELD
CLERK OF THE BOARD

By: Alison Holland
Deputy Clerk

Date Signed By County 3/19/24

Reviewed as to form and legal sufficiency:

County Attorney's Office

Polk County, a political subdivision of the State of Florida:

By: ______________________
W. C. Braswell, Chair
Board of County Commissioners

Polk County RNG LLC, a Delaware limited liability company

By: ______________________
Name: Jonathan Maurer
Title: CO-CEO

ATTEST:

By: ______________________
Sr. Director ~~Corporate Secretary~~
Hediyih Wilf
[Print Name]

Date: 3/14/2024

SEAL